UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

October 23, 2014

Commission File Number	Registrant; State of Incorporation; Address; and Telephone Number	IRS Employer Identification No.

000-24643	DIGITAL RIVER, INC. (A Delaware Corporation) 10380 Bren Road West Minnetonka, MN 55343 (952) 253-1234	41-1901640

The name and address of the registrant have not changed since the last report.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On October 23, 2014, Digital River, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger, dated October 23, 2014 (the “Merger Agreement”), with Danube Private Holdings II, LLC, a Delaware limited liability company (“Parent”), and Danube Private Acquisition Corp., a Delaware corporation and a direct wholly owned subsidiary of Parent (“Acquisition Sub”), pursuant to which, among other things, Acquisition Sub will merge with and into the Company, with the Company surviving as a wholly owned subsidiary of Parent (the “Merger”). Parent and Merger Sub are affiliates of Siris Capital Group, LLC (“Siris”).

At the effective time of the Merger, each share of the Company’s common stock issued and outstanding immediately prior to the effective time (other than shares (i) held by the Company as treasury stock, (ii) owned, directly or indirectly, by Parent or Acquisition Sub, (iii) owned by wholly owned subsidiaries of the Company or (iv) held by stockholders who have perfected and not withdrawn a demand for appraisal rights under Delaware law) will be automatically cancelled and converted into the right to receive $26.00 in cash, without interest, less any applicable taxes required to be withheld.

Consummation of the Merger is subject to customary conditions, including without limitation (i) the approval by the holders of at least a majority of the outstanding shares of the Company common stock entitled to vote on the Merger (the “Requisite Stockholder Approval”); (ii) the expiration or early termination of the waiting period applicable to the consummation of the Merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and approval of the Merger by the Russian competition authority (collectively, the “Required Antitrust Approvals”); and (iii) the absence of any law or order restraining, enjoining, rendering illegal or otherwise prohibiting the Merger. Moreover, each party’s obligation to consummate the Merger is subject to certain other conditions, including without limitation (a) the accuracy of the other party’s representations and warranties (subject to certain qualifications) and (b) the other party’s material compliance with its covenants and agreements contained in the Merger Agreement. In addition, Parent’s and Acquisition Sub’s obligations to consummate the Merger are subject to a Company Material Adverse Effect not occurring and continuing from the date of the Merger Agreement. Consummation of the Merger is not subject to a financing condition.

The Company has made customary representations and warranties in the Merger Agreement and has agreed to customary covenants regarding the operation of the business of the Company and its subsidiaries prior to the closing. Under the Merger Agreement, the Company is also subject to the “go-shop” covenant described below.

During the period beginning on the date of the Merger Agreement and continuing until 11:59 p.m. Chicago time on December 7, 2014 (the “Go-Shop Period”), the Company may solicit, initiate, encourage and facilitate any competing acquisition proposal from third parties, participate in discussions and negotiations with such third parties regarding such competing acquisition proposals and provide nonpublic information to such third parties pursuant to an Acceptable Confidentiality Agreement (as defined in the Merger Agreement) with each such third party.  Following expiration of the Go-Shop Period and until the earlier of the effective time of the Merger or termination of the Merger Agreement in accordance with its terms, the Company will be subject to customary “no-shop” restrictions on its ability to solicit, initiate, encourage and facilitate any competing acquisition proposals from third parties, participate in discussions and negotiations with such third parties regarding such competing acquisition proposals and provide nonpublic information to such third parties pursuant to an Acceptable Confidentiality Agreement with each such third party, except that the Company may continue solicitation of, or discussions or negotiations with, third parties engaged by the Company during the Go-Shop Period with whom a written competing acquisition proposal remains pending as of and following the expiration of the Go-Shop Period and which competing acquisition proposal the Company’s Board of Directors (the “Board”) determines in good faith constitutes or could reasonably be expected to lead to a Superior Proposal (as defined in the Merger Agreement) (each such third party, an “Excluded Party”). Following expiration of the Go-Shop Period the Company is not permitted to solicit competing acquisition proposals from third parties or take certain other actions, provided that before the Company has obtained the Requisite Stockholder Approval, if the Company receives a written competing acquisition proposal from a third party, the Company may contact such third party to clarify the terms and conditions of such proposal and may engage in negotiations or substantive discussions with, or furnish any information and other access to, such third party, subject to (i) the Board first determining in good faith (after consultation with its financial advisors and legal counsel) that (a) the failure to take such action would be inconsistent with the directors’ fiduciary duties under applicable law and (b) such proposal either constitutes, or could reasonably be expected to lead to, a Superior Proposal and (ii) if the Company will provide nonpublic information, the Company provides any such nonpublic information to such third party pursuant to an Acceptable Confidentiality Agreement.

Prior to the Company obtaining the Requisite Stockholder Approval, the no-shop restrictions above are subject to a “fiduciary out” provision, which permits the Board, subject to the Company’s compliance with certain obligations described below, to (i) change its recommendation to the Company’s stockholders regarding the Merger or take certain other related adverse actions (each such action, an “Adverse Recommendation Change”) or (ii) authorize or adopt an alternative acquisition agreement with respect to a competing acquisition proposal from a third party.  With respect to certain Adverse Recommendation Changes, the Board may take such actions if each is in connection with an Intervening Event (as defined in the Merger Agreement) and the failure to take such action would reasonably be expected to be inconsistent with the directors’ fiduciary duties under applicable law. With respect to (i) or (ii), the Board may take any such actions with respect to a competing acquisition proposal from a third party if the Board determines in good faith (after consultation with its financial advisors and legal counsel) that such proposal constitutes a Superior Proposal and that the failure to take such action would reasonably be expected to be inconsistent with the directors’ fiduciary duties under applicable law. The Company would be permitted to enter an alternative acquisition agreement with respect to such Superior Proposal only if it terminated the Merger Agreement and paid certain fees owed to Parent as described further below. However, before the Board may make any Adverse Recommendation Change or the Company may terminate the Merger Agreement in light of a Superior Proposal, the Company must comply with certain notice obligations with respect to Parent.

The Merger Agreement contains certain termination rights for the Company and Parent. The Merger Agreement can be terminated by either Parent or the Company if (i) the Merger is not consummated on or before April 23, 2015 (the “Termination Date”), (ii) the Merger becomes subject to a final, non-appealable law or order restraining, enjoining, rendering illegal or otherwise prohibiting the Merger, or (iii) the Requisite Stockholder Approval is not obtained following a vote of stockholders taken thereon. In addition, the Merger Agreement includes the following termination rights:

•                  If the Merger Agreement is terminated by either Parent or the Company in connection with the Company’s entry into a definitive agreement with respect to a Superior Proposal with an Excluded Party and such agreement is entered into by the Company no later than five business days following the end of the Go-Shop Period, then the Company will be required to pay Parent a termination fee equal to $12,592,637;

•                  If the Merger Agreement is terminated (i) by Parent because the Company has breached its representations, warranties, covenants or other agreements in the Merger Agreement in certain circumstances and has failed to cure such breach within a certain period or (ii) by either Parent or the Company in connection with passing the Termination Date or not having obtained the Requisite Stockholder Approval at a stockholder vote thereon, then the Company will be required to pay Parent a termination fee equal to $27,284,046;

•                  If the Merger Agreement is terminated by the Company (i) because Parent or Acquisition Sub have breached their respective representations, warranties, covenants or other agreements in the Merger Agreement in certain circumstances and have failed to cure such breach within a certain period or (ii) because Parent has failed to consummate the Merger pursuant to the Merger Agreement notwithstanding the satisfaction or waiver of the conditions to Parent’s and Acquisition Sub’s obligations to do so and certain notice of such failure from the Company to Parent, then Parent will be required to pay the Company a reverse termination fee equal to $50,370,547.

Parent has secured committed financing, consisting of a combination of (i) equity to be provided by an investor group led by Siris Partners II, L.P. and (ii) debt financing to be provided by affiliates of Macquarie Capital (USA) Inc. and Sankaty Advisors. Further, Siris Partners II, L.P., an affiliate of Siris and Parent, has provided the Company with a limited guaranty in favor of the Company guaranteeing the payment of the reverse termination fee and certain other monetary obligations, subject to the cap specified therein, that may be owed by Parent to the Company pursuant to the Merger Agreement. Parent will also be entitled to reimbursement from the Company of certain reasonable, documented out-of-pocket expenses incurred by Parent and Acquisition Sub in connection with the Merger Agreement and the transactions contemplated thereby, which are capped at $8.4 million, in addition to reimbursement from the Company, under certain circumstances, of certain expenses incurred by Parent in connection with the Required Antitrust

Approvals. Any expenses reimbursed to Parent by the Company (other than certain such expenses in connection with the Required Antitrust Approvals) will be deducted from any termination fee that may subsequently be paid to Parent by the Company.  The Merger Agreement also provides that either party may specifically enforce the other party’s obligations under the Merger Agreement, provided that the Company may only cause Parent to fund the equity financing if certain conditions are satisfied, including the funding of the debt financing or such funding being required to be funded at the closing pursuant to the debt financing commitments if the equity financing is funded at the closing.

The representations, warranties and covenants of the Company contained in the Merger Agreement have been made solely for the benefit of Parent and Acquisition Sub. In addition, such representations, warranties and covenants (i) have been made only for purposes of the Merger Agreement, (ii) have been qualified by (a) matters specifically disclosed in the Company’s filings with the Securities and Exchange Commission (the “SEC”) prior to the date of the Merger Agreement and (b) confidential disclosures made to Parent and Acquisition Sub in the disclosure letter delivered in connection with the Merger Agreement, (iii) are subject to materiality qualifications contained in the Merger Agreement which may differ from what may be viewed as material by investors, (iv) were made only as of the date of the Merger Agreement or, in the event the closing occurs, as of the date of the closing, or such other date as is specified in the Merger Agreement and (v) have been included in the Merger Agreement for the purpose of allocating risk between the contracting parties rather than establishing matters as fact. Accordingly, the Merger Agreement is included with this filing only to provide investors with information regarding the terms of the Merger Agreement, and not to provide investors with any other factual information regarding the Company or its business.

Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the Company that is or will be contained in, or incorporated by reference into, the Annual Reports on Form 10-K, Current Reports on Form 10-Q and other documents that the Company files with the SEC.

The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement attached hereto as Exhibit 2.1, which is incorporated herein by reference.

Item 8.01  Other Events.

On October 23, 2014, the Company issued a press release announcing its entry into the Merger Agreement and the Merger. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Forward-Looking Statements

All of the statements in this communication, other than historical facts, are forward-looking statements made in reliance upon the safe harbor of the Private Securities Litigation Reform Act of 1995, including, without limitation, the statements made concerning the Company’s intent to consummate a merger with an affiliate of Siris. As a general matter, forward-looking statements are those focused upon anticipated events or trends, expectations, and beliefs relating to matters that are not historical in nature. Such forward-looking statements are subject to uncertainties and factors relating to, among other things, the Company’s operations and business environment, all of which are difficult to predict and many of which are beyond the control of the Company. Among others, the following uncertainties and other factors could cause actual results to differ from those set forth in the forward-looking statements: (i) the risk that the merger may not be consummated in a timely manner, if at all; (ii) the risk that the merger agreement may be terminated in circumstances that require the Company to pay Siris a termination fee or other expenses; (iii) risks related to the diversion of management’s attention from the Company’s ongoing business operations; (iv) risks regarding the failure of the relevant Siris affiliate to obtain the necessary financing to complete the merger; (v) the effect of the announcement of the merger on the Company’s business relationships (including, without limitation, customers and suppliers), operating results and business generally; (vi) risks related to satisfying the conditions to the merger, including the failure of the Company’s stockholders to approve the merger, timing (including possible delays) and receipt of regulatory approvals from various governmental entities (including any conditions, limitations or restrictions placed on these approvals) and the risk that one or more governmental entities may deny approval; (vii) the ability to recognize the benefits of the merger and (viii) the nature, cost and outcome of pending and future litigation and other legal proceedings, including any such proceedings related to the proposed merger. Further risks that could cause actual results to differ materially from those matters expressed in or implied by such forward-looking statements are set forth under “Risk Factors” in the Company’s Form 10-K for the fiscal year ended December 31, 2013, and its subsequent quarterly reports on Form 10-Q. Except as required by law, the Company does not undertake, and hereby disclaims, any duty to update these forward-looking statements, although its situation and circumstances may change in the future.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed acquisition of the Company.  In connection with the proposed merger, the Company intends to file relevant materials with the SEC, including a preliminary proxy statement on Schedule 14A.  Following the filing of the definitive proxy statement with the SEC, the Company will mail the definitive proxy statement and a proxy card to each stockholder entitled to vote at the special meeting relating to the proposed merger. INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE MERGER THAT THE COMPANY WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE PROPOSED MERGER. The preliminary proxy statement, the definitive proxy statement and other relevant materials in connection with the proposed merger (when they become available), and any other documents filed by the Company with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC at the Company’s website, www.digitalriver.com, or by contacting Investor Relations by directing a request to Digital River, Inc., Attention: Investor Relations, 10380 Bren Road West, Minnetonka, MN 55343, or by calling 952-225-3351.

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the Company’s stockholders with respect to the proposed merger. Information about the Company’s directors and executive officers and their ownership of the Company’s common stock is set forth in the proxy statement for the Company’s 2014 Annual Meeting of Stockholders, which was filed with the SEC on April 11, 2014. Information regarding the identity of the potential participants, and their direct or indirect interests in the merger, by security holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with the SEC in connection with the proposed merger.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits

2.1                               Agreement and Plan of Merger, dated October 23, 2014, by and among Danube Private Holdings II, LLC, Danube Private Acquisition Corp. and Digital River, Inc.*

99.1                        Press Release of Digital River, Inc., issued October 23, 2014.

99.2                        Letter to Clients.

99.3                        Letter to Employees.

99.4                        Letter to Partners.

99.5                        Overview Presentation, dated October 23, 2014.

99.6                        Employee FAQ.

*                                         The schedules to the Agreement and Plan of Merger have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K.  The Company agrees to furnish supplementally a copy of any omitted schedules to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGITAL RIVER, INC.

By:	/s/ Stefan B. Schulz
Name:	Stefan B. Schulz
Title:	Chief Financial Officer

Dated: October 24, 2014

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated October 23, 2014, by and among Danube Private Holdings II, LLC, Danube Private Acquisition Corp. and Digital River, Inc.*

99.1	Press Release of Digital River, Inc., issued October 23, 2014.

99.2	Letter to Clients.

99.3	Letter to Employees.

99.4	Letter to Partners.

99.5	Overview Presentation, dated October 23, 2014.

99.6	Employee FAQ.

*

The schedules to the Agreement and Plan of Merger have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K.  The Company agrees to furnish supplementally a copy of any omitted schedules to the Securities and Exchange Commission upon request.